ARTICLES OF MERGER

                                       OF

                              WEALTHHOUND.COM, INC.
                             (A FLORIDA CORPORATION)

                                       AND

                              WEALTHHOUND.COM, INC.
                            (A DELAWARE CORPORATION)

To the Department of State
State of Florida

Pursuant to the provisions of the Florida Business Corporation Act, the domestic business corporation and the foreign corporation herein named do hereby submit the following articles of merger.


1. Annexed hereto and made a part hereof is the Agreement and Plan of Merger for merging WealthHound.com, Inc., a Florida corporation ("WealthHound Florida"), with and into WealthHound.com, Inc., a Delaware corporation ("WealthHound Delaware"). The Plan of Merger was approved by WealthHound Florida and
WealthHound Delaware, in accordance with the applicable laws of Florida and Delaware, respectively.

2. The shareholders of WealthHound Florida entitled to vote on the aforesaid Plan of Merger approved and adopted the Plan of Merger by written consent given by them on September 20, 2000. The approval of the shareholders of WealthHound Delaware was not required pursuant to the laws of the State of Florida or Delaware.

3. The merger of WealthHound Florida with and into WealthHound Delaware is permitted by the laws of Delaware, the jurisdiction of organization of WealthHound Delaware, and has been authorized in compliance with said laws. The date of approval and adoption of the Plan of Merger by the directors of WealthHound Delaware was September 20, 2000.

4. The effective date of the merger herein provided for in the State of Florida shall be on October 20, 2000.

                           [Intentionally left blank]

Executed on October 17, 2000.


                                          WEALTHHHOUND.COM, INC.,
                                          a Florida corporation

                                          By: /s/ Michael D. Farkas
                                             ----------------------------------
                                             Name:    Michael D. Farkas
                                             Title:   Chief Executive Officer

                                          WEALTHHOUND.COM, INC.,
                                          a Delaware corporation

                                          By: /s/ Michael D. Farkas
                                             ----------------------------------
                                             Name:    Michael D. Farkas
                                             Title:   Chief Executive Officer



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